Exhibit 5.1

July 21, 2022

Board of Directors

MVB Financial Corp.

301 Virginia Avenue

Fairmont, WV 26554

Ladies and Gentlemen:

I am Associate General Counsel of MVB Financial Corp., a West Virginia corporation (the “Company”), and in that capacity have acted as counsel to the Company and I am delivering this opinion in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the registration of 975,000 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share, reserved for issuance pursuant to the MVB Financial Corp. 2022 Stock Incentive Plan (the “Plan”).

As such counsel and for purposes of the opinion set forth below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan and other such documents, resolutions, certificates and instruments of the Company and corporate records furnished to me by the Company, certificates of public officials, statutes, records and such other instruments and documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In addition to the foregoing, I have made such investigations of law and fact as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, I have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to me, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to me, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to me as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to me as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which I have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, I have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

MVB Financial Corp.

July 21, 2022

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that the Shares have been duly authorized by the Company and, when issued or sold in accordance with the Registration Statement and in accordance with the Plan and the applicable award agreements thereunder, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, I express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the laws of the State of West Virginia.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

MVB FINANCIAL CORP.

/s/ Camille M. Wiley
Camille M. Wiley
Associate General Counsel